CODE OF ETHICS OF

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

As amended February 8, 2010

I.	Introduction

This Code of Ethics of Fairholme Capital Management, L.L.C. (the “Adviser”) has been adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”). It sets forth the standards of business conduct expected of the Adviser’s Supervised Persons and reflects the Adviser’s fiduciary obligations to its clients, including Fairholme Funds, Inc. and its series (the “Company”). It also sets forth policies and procedures that are designed to ensure that persons subject to this Code of Ethics do not use any investment related information of the Adviser’s clients for personal gain or in a manner detrimental to the interests of the clients.

II.	General Principles

This Code of Ethics incorporates the following general principles. The Adviser and its Supervised Persons:

(A)	owe a fiduciary obligation to the Adviser’s clients, including the Company;

(B)	have the duty at all times to place the interests of the Adviser’s clients, including the Company’s shareholders, first;

(C)	must conduct all of their personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of such person’s position of trust;

(D)	should not take inappropriate advantage of their positions in relation to the Adviser’s clients, including the Company; and

(E)	must comply with applicable Federal Securities Laws.

III.	Definitions

This Code of Ethics uses the following defined terms.

“Access Person” means any Supervised Person (i) who has access to nonpublic information regarding any clients’ purchase or sale of Securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or (ii) who is involved in making Securities recommendations to clients, or who has access to such recommendations that are nonpublic.

“Administrator” of this Code of Ethics means the Compliance Officer of the Adviser.

“Automatic Investment Plan” means a program in which regular, periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan or a scheduled contribution of a predetermined amount to a 401(k) or other formal retirement plan.

“Beneficial Ownership” means ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest, other than the receipt of an advisory fee.

•	Beneficial Ownership of an account or Security by an Access Person includes ownership of an account or Security by:

(i)	the Access Person’s spouse (other than a legally separated or divorced spouse of the person) and minor children;

(ii)	any immediate family member who lives in the Access Person’s household, including stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-laws, daughters-in-law, brothers-in-law, sisters-in-law and adoptive relationships;

(iii)	any person to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services; and

(iv)	any partnership, corporation or other entity of which the Access Person has a 25% or greater interest or exercises effective control.*

“Clearing Officer” means any officer of the Adviser who is not:

(i)	party to the transaction;

(ii)	related by blood or marriage to a party to the transaction; and

(iii)	interested in or affiliated persons of the issuer of the securities at issue.

“Control” means the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting Securities of a company shall be presumed to control such company.

*	The limited partnerships for which the Adviser serves as general partner and/or investment adviser are not deemed to be Beneficially Owned by an Access Person. For purposes of this Code, the limited partnerships are deemed to be client accounts.

“Federal Securities Laws” mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the “SEC” or the “Commission”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder.

“Initial Public Offering or IPO” means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933 or to Rules 504, 505 or 506 under the Securities Act of 1933.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell the security.

“Reportable Fund” means any investment company registered under the 1940 Act for which the Adviser serves as investment adviser or any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

“Security” means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include:

(i)	direct obligations of the Government of the United States;

(ii)	banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	shares issued by money market funds; and

(iv)	shares issued by open-end funds, other than Reportable Funds and exchange-traded funds.

•	This is a broad definition. It includes most kinds of investment instruments, such as:

•	shares of exchange-traded funds;

•	futures contracts and options on securities, on indexes and on currencies;

•	investments in private investment funds and hedge funds; and

•	investments in foreign unit trusts and foreign mutual funds.

A “Security held or to be acquired” by a client or the Company means:

(i)	any Security, within the most recent 15 calendar days, is or has been held by a client or the Company, or is being or has been considered by the Adviser for purchase by a client or the Company; and

(ii)	any option to purchase or sell, and any Security convertible into or exchangeable for, any Security described above in (i).

A Security is “being purchased or sold” by a client or the Company from the time an order is given by or on behalf of the client or the Company to the order room of the Adviser until the order is completed or withdrawn.

A Security is “being considered for purchase or sale” by a client or the Company when the Security is subject to active analytical review by the Adviser in anticipation of developing or refining an investment opinion.

“Supervised person” means any member, partner, director (or other person occupying a similar status or performing similar functions), officer or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

IV.	Prohibited Activities

A.	Prohibition Against Fraud, Deceit and Manipulation

The specific provisions and reporting requirements of this Code of Ethics are concerned primarily with the investment activities of Access Persons who may benefit from or interfere with the purchase or sale of portfolio securities by the Adviser’s clients, including the Company.

Nevertheless, Supervised Persons are prohibited from engaging in any conduct that is deceitful, fraudulent, or manipulative, or that involves false or misleading statements, in connection with the purchase or sale of Securities by the Adviser’s clients. Supervised Persons are also prohibited from using any information concerning the investments of, or investment intentions of the Adviser with respect to, a client, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Adviser’s clients.

In addition, no Supervised Person shall, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by a client:

(i)	employ any device, scheme or artifice to defraud the client;

(ii)	make to the client or the Adviser any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the client; or

(iv)	engage in any manipulative practice with respect to the client.

Supervised Persons must report any violation of this Code of Ethics promptly to the Administrator.

B.	Gifts

Supervised Persons may not accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Adviser or a client of the Adviser.

NOTE: For purposes of this Code, the term “de minimus” means $100 or less.

C.	Service as a Director to Public Companies

Supervised Persons may not serve on the board of directors of any publicly traded company, without prior authorization of the Adviser, which authorization shall be specifically based upon a determination that the board service would be consistent with the interests of the Adviser’s clients, including the Company and its shareholders. If and when such board service is authorized, the Supervised Person serving as a director will be isolated from other Supervised Persons who make investment decisions involving that company through “Chinese Wall” or other procedures.

D.	Transactions in Securities on the Restricted List

From time to time, a Supervised Person may obtain material, non-public information or establish special or “insider” relationships with one or more issuers of securities (i.e., such Supervised Person may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, etc.) or the Adviser may enter into non-disclosure/confidentiality agreements with issuers of securities in which clients may invest. As a result of these and other circumstances, the Adviser maintains a Restricted List containing the names of issuers whose securities are not eligible for purchase or sale by Supervised Persons and/or client accounts. The Chief Compliance Officer is responsible for maintaining and updating the Restricted List and will advise Supervised Persons, including the Adviser’s trader, in writing when any issuer is added to or deleted from the Restricted List.

Except as otherwise permitted by the Chief Compliance Officer, Supervised Persons are prohibited from trading, either personally or on behalf of client accounts, in any security of an issuer appearing on the Restricted List. In furtherance of this prohibition, the Adviser’s trader shall place a “hold” in the Adviser’s portfolio management system on any security of an issuer appearing on the Restricted List.

The Chief Compliance Officer must provide a Supervised Person with prior written approval of any transaction in a security of an issuer appearing on the Restricted List. A copy of such approval must be provided to the Adviser’s trader.

E.	Ban on Short-Term Trading Profits

An Access Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security (including shares of a Reportable Fund) within sixty (60) calendar days, unless such person has complied with Section V of this Code of Ethics. Any profits realized from short-term trading in violation of this provision shall be disgorged.

V.	Advanced Clearance of Personal Securities Transactions

A.	Advanced Clearance Requirement

An Access Person may not conduct a transaction with respect to any Security in which such person has (or by reason of the transaction acquires) Beneficial Ownership, unless such person obtains advance written clearance of such transaction by a Clearing Officer. This requirement applies to the acquisition of the Beneficial Ownership of any Security offered in an Initial Public Offering or a Limited Offering.

NOTE: Advance written authorization is not required for transactions in direct obligations of the Government of the United States; banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; and shares issued by open-end funds, other than Reportable Funds and exchange-traded funds.

B.	Procedures

An Access Person seeking the advance written clearance of a transaction must complete and sign a form approved for that purpose by the Adviser, which form shall set forth the details of the proposed transaction. An example of a clearance form is attached to this Code of Ethics as Schedule A (the “Clearance Form”). The Clearing Officer authorizing the transaction shall affix his or her signature to the Clearance Form to indicate such approval.

Advance written clearance of a transaction must be obtained not more than five (5) days prior to the transaction, except as provided below. If the approved transaction is not made within five (5) days of the date of clearance, a new clearance must be obtained unless the Access Person has advised the Clearing Officer that the transaction may require more than five (5) days to execute and the Clearing Officer has approved the transaction and the period during which it may be executed (e.g., 30 days). The Clearing Officer may revoke the approval of a transaction that may require more than five (5) days to execute (an “Extended Transaction”) at time and for any reason.

C.	Factors Considered in Clearance of Personal Transactions

When considering whether to authorize a personal securities transaction, including an Extended Transaction, the Clearing Officer will consider, among other factors, whether the investment opportunity should be reserved for the Adviser’s clients, including the Company, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser. If the Clearing Officer finds that the investment opportunity should be reserved to the Adviser’s clients, including the Company, or that the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser, the Clearing Officer shall refuse permission for the Access Person to enter into the transaction. The Clearing Officer may refuse to grant clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal.

In addition to the factors discussed above, the Clearing Officer will consider the following factors in determining whether or not to authorize a proposed transaction, including an Extended Transaction:

(1)	Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security at issue;

(2)	Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales of the same or similar Security being purchased or sold by a client of the Adviser, including the Company, or being considered by the Adviser for purchase or sale by its client, including the Company; and

(3)	Whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale by a client, including the Company.

D.	Exempt Transactions

The requirements of Section V of this Code of Ethics shall not apply to the following transactions (except for transactions involving Securities offered in an IPO or Limited Offering):

(1)	Purchases, sales or other acquisitions or dispositions of Securities for an account over which the Access Person has no direct or indirect influence or Control;

(2)	Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call;

(3)	Purchases which are part of an Automatic Investment Plan; or

(4)	Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

VI.	Reporting of Securities Transactions

A.	Reporting Requirements of Access Persons

Each Access Person must provide to the Administrator the following reports:

(1)	Initial Holdings Reports

Not later than ten (10) days after a person becomes an Access Person, such person must complete, sign and deliver to the Administrator an Initial Holdings Report, a form of which is attached hereto as Schedule B. The information contained in the report must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person.

In the Initial Holdings Report, the Access Person will be required to provide the following information:

(A)	The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

(B)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit (i.e., Beneficial Ownership) of the Access Person as of the date the person became an Access Person; and

(C)	The date that the report is submitted by the Access Person.

NOTE: Reporting is not required for transactions in direct obligations of the Government of the United States; banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; and shares issued by open-end funds, other than Reportable Funds and exchange-traded funds.

(2)	Quarterly Transaction Reports

Not later than ten (10) days after the end of each calendar quarter, each Access Person must submit a written report (“Quarterly Transaction Report”), a form of which is attached hereto as Schedule C, or a report containing the equivalent information to the Administrator regarding any transaction during the previous calendar quarter in a Security in which the Access Person had any direct or indirect Beneficial Ownership.

In the Quarterly Transaction Report, the Access Person will be required to provide the following information:

(A)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

(B)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(C)	The price of the Security at which the transaction was effected;

(D)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(E)	The date that the report is submitted by the Access Person.

(F)	With respect to any account established by the Access Person in which any securities were held during the previous quarter for the direct or indirect benefit of the Access Person, the Quarterly Transaction Report must also contain the following information:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account; and

(ii)	The date the account was established.

If an Access Person had no reportable transactions or did not open a new account during the quarter, such person is still required to submit a report. The report must indicate that there were no reportable transactions conducted and no new accounts established during the quarter.

(3)	Annual Holdings Reports

Not later than thirty (30) days after the end of the calendar year end, each Access Person must submit a written annual holdings report (“Annual Holdings Report”), a form of which is attached hereto as Schedule D, or a report containing the equivalent information to the Administrator. The information contained in the Annual Holdings Report must be current as of a date not more than thirty (30) days prior to the date the report was submitted.

In the Annual Holdings Report, the Access Person will be required to provide the following information:

(A)	The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

(B)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(C)	The date that the report is submitted by the Access Person.

B.	Exemptions from Reporting

(1)	An Access Person need not make any report with respect to transactions effected for, and Securities held in, any account over which the person has no direct or indirect influence or Control.

(2)	An Access Person need not submit a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

C.	Responsibility to Report

The responsibility for taking the initiative to report is imposed on each Access Person. Any effort by the Adviser to facilitate the reporting process does not change or alter that responsibility.

VII.	Confidentiality

A.	Confidentiality of Personal Transactions

Except as otherwise provided herein, all personal securities transactions reports and any other information filed under this Code of Ethics will be treated as confidential, provided that such reports and related information may be produced to the SEC and other regulatory agencies.

B.	Confidentiality of Company Transactions

Until disclosed in a public report to shareholders or to the SEC in the normal course of the Company’s business, all information concerning Securities being considered for purchase or sale by the Company shall be kept confidential by all Access Persons except as permitted by the Company’s Portfolio Disclosure Policy. It shall be the responsibility of the Administrator to report any non-public portfolio holding disclosure by the Adviser to the Board of Directors of the Company (the “Board”) or any committee appointed by the Board to deal with such information.

VIII.	Compliance Certification

Every year, each Supervised Person must provide the Adviser with a written certification that he or she has received, read and understood the Code of Ethics of the Adviser and any amendments thereto. A form of compliance certification is attached to this Code of Ethics.

IX.	Sanctions

Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Adviser as may be deemed appropriate under the circumstances to achieve the purposes of the Rules and this Code of Ethics and may include fines, suspension or termination of employment, censure and/or restitution of an amount equal to the difference between the price paid or received by the Adviser’s client, including the Company, and the more advantageous price paid or received by the offending person.

X.	Administration and Construction

(A)	The administration of this Code of Ethics shall be the responsibility of the Compliance Officer of the Adviser who shall serve as the Administrator of this Code of Ethics.

(B)	The duties of such Administrator shall include:

(1)	Maintenance of a current list of the names of all Access Persons;

(2)	Identifying all Access Persons who are required to make reports under this Code of Ethics, providing each Supervised Person with a copy of this Code of Ethics and any amendments thereto, and informing them of their duties and obligations thereunder;

(3)	Supervising the implementation of this Code of Ethics by the Adviser and the enforcement of the terms hereof by the Adviser;

(4)	Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

(5)	Comparing approved Clearance Forms and reports submitted pursuant to Section V of this Code of Ethics with the completed transactions of the Adviser’s clients, including the Company.

(6)	Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation or waiver of this Code of Ethics, which is consistent with the objectives of the Rules and this Code of Ethics;

(7)	Conducting such inspections or investigations, including scrutiny of the list referred to in paragraph (B)(5) of this Section, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board of Directors of the Company or any Committee appointed by the Board to deal with such information; and

(8)	Submitting a written, quarterly report to the Board of Directors of the Company that: (a) contains a description of any violation and the sanction imposed, transactions which suggest a possibility of a violation, any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics; and (b) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

XI.	Required Records

The Administrator shall maintain or cause to be maintained at the Adviser’s principal place of business the following records and make these records available to the SEC or any representative of the SEC.

(A)	A copy of this and any other Code of Ethics adopted pursuant to the Rules which has been in effect during the past five (5) years must be maintained in an easily accessible place.

(B)	A record of any violation of this Code of Ethics and of any action taken as a result of such violation must be maintained in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurred.

(C)	A copy of each report made by an Access Person pursuant to this Code, including any information provided in lieu thereof, must be maintained for at least five (5) years from the end of the fiscal year in which the report was made, the first two (2) years in an easily accessible place.

(D)	A record of all persons who are, or within the past five (5) years have been, required to submit reports under this Code of Ethics, and a record of all persons who are or were responsible for reviewing reports submitted under this Code of Ethics, must be maintained in an easily accessible place.

(E)	A copy of each written report submitted to the Board pursuant to Section X.B(8) of this Code of Ethics must be maintained for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place.

(F)	A record of any decision and the reasons supporting the decision, to approve any transaction in a Security by an Access Persons must be maintained for at least five (5) years after the end of the fiscal year in which such approval is granted.

XII.	Amendments and Modifications

Any amendment or modification of this Code of Ethics must be in writing and approved by a majority vote of the disinterested directors of the Company.

SCHEDULE A

TRANSACTION CLEARANCE REQUEST FORM

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

Pursuant to the requirements of Section V of the Code of Ethics (the “Code”) of Fairholme Capital Management, L.L.C. (the “Adviser”), I,                                 , being an Access Person as that term is defined in the Code, hereby request that the Adviser approve the following transaction in Securities:

Name of Security: ____________________________________________________

Number of shares/principal amount: ______________________________________

Nature of transaction: _________________________________________________

(i.e., purchase, sale or other type of acquisition or disposition);

Account Name: _________________________________________________

Account Number: _________________________________________________

Yes	No

☐	☐	The security described above represents an investment in an Initial Public Offering.

☐	☐	The security described above represents an investment in a Limited Offering.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Adviser’s Code of Ethics, that I will invest in the above-described securities only after obtaining clearance to do so from authorized officers of the Adviser, will report all such transactions in accordance with the requirements of the Adviser’s Code of Ethics, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than five (5) days after receiving clearance or will obtain a new clearance prior to executing the transaction, unless I have received approval from the Clearing Officer for an Extended Transaction.

Signature of Applicant	Printed Name of Applicant

☐	After due consideration, the proposed transaction described above is APPROVED. If an Extended Transaction, the transaction must be completed within ___ days of this approval.

☐	After due consideration, the proposed transaction is DENIED.

☐	(Check only if approving a transaction that represents an investment in an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations to the Adviser’s clients, under the Adviser’s Code of Ethics, have found that the above-described transaction is not a transaction that should be reserved to any client of the Adviser, and we further find that the transaction is not being offered to the Applicant as a result of his/her position with the Adviser.

Signature of Clearing Officer Date

Printed Name

SCHEDULE B

INITIAL HOLDINGS REPORT

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

INSTRUCTION: Sign and return to the Administrator no later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed. If you do not own any Securities or accounts in which you have any direct or indirect Beneficial Ownership, write, “None.”

The following lists all holdings in Securities in which I had any direct or indirect Beneficial Ownership as of             .

HOLDINGS IN SECURITIES

Description of Security	Number of Shares/Units	Per Unit Price	Total Amount	Broker, Bank or Custodian

The following lists all accounts maintained by me in which I have any direct or indirect Beneficial Ownership and hold any securities, including those securities that are exempt from reporting. (Attach an additional sheet of paper if necessary.)

Name of Broker, Dealer or Bank

I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than forty-five (45) days prior to the filing of this report.

Name:

Date:	Signature:

SCHEDULE C

QUARTERLY SECURITIES TRANSACTIONS REPORT

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

INSTRUCTION: Sign and return to the Administrator not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed. If no transaction took place or no accounts were established, write, “None.”

The following lists all transactions in Securities in which I had any direct or indirect Beneficial Ownership during the last calendar quarter.

TRANSACTIONS IN SECURITIES

Transaction Date	Description of Security	Number of Shares/Units	Per Unit Price	Total Amount	Broker Executing Transaction

The following lists all accounts established by me during the last calendar quarter in which I had any direct or indirect Beneficial Ownership and held any securities, including those securities that are exempt from reporting.

Name of Broker, Dealer or Bank	Date Account Established

I, the undersigned have reported to Fairholme Capital Management (FCM) all personal trades, if any, for myself, members of my household, and any other beneficial accounts under my control pursuant to FCM Procedural guidelines for the last quarter.

Name:

Date:	Signature:

SCHEDULE D

ANNUAL SECURITIES HOLDINGS REPORT

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

INSTRUCTION: Sign and return to the Administrator no later than the 30th day after the Adviser’s fiscal year end. Use reverse side if additional space is needed. If no transactions took place or no accounts were established, write, “None.”

The following lists all holdings in Securities in which I had any direct or indirect Beneficial Ownership as of             .

HOLDINGS IN SECURITIES

Description of Security	Number of Shares/Units	Per Unit Price	Total Amount	Broker, Bank or Custodian

The following lists all accounts maintained by me during the calendar year in which I had any direct or indirect Beneficial Ownership and held any securities, including those securities that are exempt from reporting. Please indicate if any accounts have been closed during the period of this report. (Attach an additional sheet of paper if necessary.)

Name of Broker, Dealer or Bank	Date Account Closed

I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than thirty (30) days prior to the filing of this report.

Name:

Date:	Signature:

ACKNOWLEDGEMENT OF RECEIPT

OF CODE OF ETHICS

OF

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

Required Report for

Code of Ethics of Fairholme Capital Management, L.L.C.

I,                                         , certify by my signature below as follows:

1.	I have received, read, and understood, and agree to comply with the Code of Ethics of Fairholme Capital Management, L.L.C. (the “Adviser”), as adopted on June 22, 2000 and amended through February 8, 2010 (the “Code”);

2.	I acknowledge that I am an “Access Person”, as such term is defined in the Code and that Access Persons of the Adviser are generally required to make periodic reports of their securities transactions and securities holdings;

3.	I am subject to the reporting requirements of the Code;

4.	Following the end of each calendar quarter (January 1st, April 1st, July 1st, October 1st) I will receive a Quarterly Securities Transaction Report (the “Report”) from the Adviser. I will complete and return the Report to the Chief Compliance Officer not later than ten (10) days after the Report is sent; and

5.	I will inform the Adviser of any change in my mailing address within ten (10) days of such change.

Name:

Date:	Signature:

ACKNOWLEDGEMENT OF RECEIPT

OF CODE OF ETHICS

OF

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

Required Report for

Code of Ethics of Fairholme Capital Management, L.L.C.

I,                                         , certify by my signature below as follows:

1.	I have received, read, and understood, and agree to comply with the Code of Ethics of Fairholme Capital Management, L.L.C. (the “Adviser”), as adopted on June 22, 2000 and amended through February 8, 2010 (the “Code”);

2.	I acknowledge that I am a “Supervised Person”, as such term is defined in the Code.

3.	I will inform the Adviser of any change in my mailing address within ten (10) days of such change.

Name:

Date:	Signature: